Exhibit 99.1

CONSULTING AGREEMENT

This Consulting Agreement (“Consulting Agreement”) is entered into by and between Middlefield Banc Corp., its subsidiaries and affiliates (hereinafter, individually and collectively, “MBC”) and Donald L. Stacy (hereinafter “Executive”). MBC and Executive will hereinafter be collectively referred to as the “Parties”.

BACKGROUND INFORMATION

A. Executive has been a valuable employee of MBC, currently serving as Senior Vice President, Chief Financial Officer and Treasurer.

B. Executive also serves as the Senior Executive Vice President and Treasurer of The Middlefield Banking Company as well as Vice President, Treasurer, and Director of EMORECO, Inc. The Middlefield Banking Company and EMORECO, Inc. are both subsidiaries of MBC.

C. The Parties expect Executive’s employment with MBC and its affiliates to end on or about April 30, 2023.

D. The Parties desire that Executive serve as a consultant to MBC and its affiliates to assist with a transition until December 31, 2023.

STATEMENT OF AGREEMENT

The Parties to this Consulting Agreement hereby acknowledge the accuracy of the above Background Information and hereby agree as set forth below.

1. Consulting Services. Commencing May 1, 2023, Executive shall provide consulting services to MBC as an independent contractor. Unless terminated due to a breach by Executive as defined in Paragraph 4(a) of this Consulting Agreement, Executive will provide consulting services to MBC through December 31, 2023 (the “Consulting Period”). During the Consulting Period, Executive agrees to provide transition and other services to MBC, which include but are not limited to, making fully available to MBC knowledge, information, and skills developed or acquired by Executive during his employment with MBC, providing effective training and advice to Executive’s successor, and other services as may be reasonably requested from MBC from time to time (the “Services”).

2. Consulting Fees. For Services performed during the Consulting Period, MBC shall pay Executive the gross sum of Ten Thousand Dollars ($10,000.00) per month. Executive shall be paid as an independent contractor and a 1099-MISC shall be issued to Executive for such compensation. The parties anticipate that the Services will involve between sixteen (16) and twenty-four (24) hours of work each week by Executive. In the event Services in excess of twenty-four (24) hours per week are required, the parties shall negotiate in good faith to agree on the scope of the Services and the additional compensation to be paid to Executive.

3. No Entitlement to Benefits. Executive acknowledges that the payments set forth in Paragraph 2 hereof are the only fees and remuneration he is entitled to receive from MBC for the Services during the Consulting Period. As a consultant, Executive will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by MBC to its employees (other than through COBRA, if Executive elects such coverage), and MBC will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on his behalf.

4. Effect of Breach, Termination, or Change in Control. Executive expressly acknowledges that but for this Consulting Agreement, he would not otherwise be entitled to any of these payments and any payment he receives under this Consulting Agreement is sufficient consideration for the other obligations that he has agreed to undertake in this Consulting Agreement.

(a) Breach or Termination by Executive. Notwithstanding anything in Paragraph 2 to the contrary, if Executive breaches this Consulting Agreement (including without limitation, the restrictive covenants in Paragraphs 8, 9, 10, and the non-disparagement clause in Paragraph 11 respectively), MBC will have no obligation to make any payments not yet made to Executive under Paragraph 2 as of the date of his breach. Notwithstanding the foregoing, MBC shall give Executive written notice of the breach (via hand delivery, courier, overnight delivery to Donald L. Stacy, (address) and if the breach is susceptible to cure or remedy, an opportunity to cease and/or cure any breach within five (5) calendar days of MBC’s provision of such notice before terminating payments due under the Consulting Agreement; however, a repeated breach after such notice involving the same or substantially similar activity or conduct shall be considered a breach of the Consulting Agreement without any additional notice from MBC being required. For purposes of this Consulting Agreement, a breach by Executive shall include any of the following:

(i) any act by Executive of financial fraud, misappropriation, theft or embezzlement with respect to MBC, its customers, vendors, or employees;

(ii) any act by Executive of willful misconduct in connection with the performance of his duties that causes material harm to MBC, its reputation, products, services, or customers;

(iii) serious and willful non-compliance with the written policies, guidelines, or procedures of MBC that are made known to Executive and which causes material harm to MBC and failure of Executive to cure within ten (10) days of written notice to Executive thereof; or

(iv) charge of commission of a felony or a misdemeanor involving moral turpitude.

(b) Termination by MBC or Change in Control. Notwithstanding anything in Paragraph 2 to the contrary, if MBC terminates this Consulting Agreement other than due to a breach of this Consulting Agreement, any payments not yet made to Executive under Paragraph 2 as of the date of termination or due thereafter will be made to Executive within sixty (60) days of such termination.

5. Survival. Executive acknowledges that his obligations and MBC’s rights relating to cooperation, non-solicitation, MBC’S confidential, proprietary and trade secret information, non-competition and non-disparagement, as stated in Paragraphs 8, 9, 10 and 11, survive the termination of this Consulting Agreement.

6. Status as Independent Contractor. MBC will issue federal Forms 1099 to Executive for the amount of payments described herein. Executive acknowledges and agrees that he is responsible for any and all of his own federal, state, and local tax, FICA, and social security liabilities and consequences that may result from his receipt of the payments provided in Paragraph 2. Executive further agrees that MBC will not be required to pay any further sums to him for any reason even if the tax and/or social security liabilities and resulting consequences to him are ultimately assessed in a fashion that Executive does not presently anticipate.

7. Code Section 409A. This Consulting Agreement is to be interpreted in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance thereunder (“Code Section 409A”). Accordingly, it is MBC’s intent that amounts payable under this Consulting Agreement are paid in a manner either to comply with Code Section 409A or with an exception to Code Section 409A (including the “short-term deferral,” “separation pay” and COBRA exceptions to Code Section 409A). If any amount payable under this Consulting Agreement would cause or would result in a violation of Code Section 409A, then such provision shall be interpreted or reformed in the manner necessary to achieve compliance with Code Section 409A, including but not limited to, the imposition of a six (6) month delay in payment to Executive, if he is a “specified employee” (as defined in Code Section 409A) following his last day of employment as set forth in the Consulting Agreement. If Executive is a specified employee (as defined in Treasury Regulation Section 1.409A-1(i)), any such payment that is subject to Code Section 409A and that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first regularly scheduled payroll date on or after the first day of the seventh month beginning after his last day of employment as set forth in the Consulting Agreement or, if earlier, within fifteen (15) days after the appointment of the personal representative or executor of the Executive’s estate following the Executive’s death. All payments to be made upon a termination of service under this Consulting Agreement may only be made upon a “separation from service” under Code Section 409A. In no event Executive, directly or indirectly, designate the calendar year of a payment and where payment may occur in one year or the next, it shall be made in the second year. Each payment under this Consulting Agreement shall be treated as a separate identified payment for purposes of Code Section 409A compliance and applications of the exceptions to Code Section 409A. Executive understands that MBC is not providing him with any tax advice and that he has had the opportunity to consult with his own tax counsel regarding this Release.

8. Confidential Information. By accepting this Consulting Agreement, Executive acknowledges and agrees at all times, to keep in strict confidence, and not to, either directly or indirectly, disclose, make known, divulge, reveal, furnish, make available, or use or authorize the disclosure or use of any confidential, proprietary and/or trade secret information of MBC (“Confidential Information”) except as is expressly authorized in writing by MBC. Executive agrees that his obligation of confidentiality under this Consulting Agreement shall remain in place after December 31, 2023. Confidential Information includes, but is not limited to, any and all information meeting the legal definition of a trade secret as defined by the Uniform Trade Secrets Act as adopted in Ohio, Ohio Rev. Code § 1333.61(D) through 1333.69 and/or the Defend Trade Secrets Act, 18 U.S.C. § 1836, et seq., and any and all information concerning any and all Confidential Information belonging to MBC acquired from any customer or prospective customer of MBC. Confidential

Information also includes processes, policies, procedures, agreements, contracts, information relating to mergers and acquisitions, contracts under negotiation, system documentation, special hardware and/or software, technology developments and computer systems, business techniques, training materials, programs, manuals, formulas, methods and machines, financial information, compilations and lists, business plans and methods, market strategies and plans, products and/or services, sales figures, pricing information, costs, budgets, financial performance and projections, strategic plans and forecasts and any other business or financial information or plans that are developed, owned, utilized, or maintained by MBC and that of its customers or suppliers; information regarding the persons, suppliers, vendors and/or organizations with whom MBC has business relationships and the substance of those relationships; marketing plans, proposals, knowledge, information and strategies; information regarding any customer and/or prospective customer, including names, addresses, telephone numbers, email addresses, lists or any other identifying or contact information, account or transactional information, and other personal, business or financial information regarding any such customer or prospective customer; information related to employee compensation schemes or employee development; personnel information (including but not limited to employee personnel files, performance information, benefit and health information, employee lists and payroll records) and all other information about employees and independent contractors; all other non-public information that might be of use to competitors, or harmful to MBC or its customers or prospective customers.

Confidential Information as used herein includes any nonpublic information learned during conversations, meetings, telephone calls or any other forms of communication and/or information committed to memory. Confidential Information is maintained in written, electronic and/or other forms and includes any such information that Executive may prepare or create during consulting on behalf of MBC, as well as such information that has been or may be created by others. Confidential Information does not include information that is generally known to the public or that has been made known to the public through no fault of Executive.

Executive acknowledges and agrees that Confidential Information is owned by MBC and Executive has no ownership or right to the Confidential Information even if Executive helped to collect or develop the Confidential Information. Executive hereby waives and agrees not to assert any claim of ownership or other interest in Confidential Information.

Executive further agrees to comply with all other policies and procedures of MBC for protecting Confidential Information. Executive agrees that in the event Executive receives a request for Confidential Information by anyone not employed by MBC or by an employee of or a consultant to MBC in regard to any such Confidential Information, that Executive will promptly notify MBC of such request and refrain from knowingly divulging, revealing, furnishing or otherwise using such Confidential Information in response to such a request.

Executive understands that pursuant to the federal Defend Trade Secrets Act, 18 United States Code § 1839, Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive also understands that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

Executive also understands that nothing in this Consulting Agreement shall be construed to limit Executive’s right to respond accurately and fully to any question, inquiry or request for information when required by legal process or from initiating communications directly with, or responding to any inquiry from, or providing testimony before, any self-regulatory organization or state or federal regulatory authority, regarding MBC, Executive’s employment, or this Consulting Agreement. Executive understands that he is not required to contact MBC regarding the subject matter of any such communications before engaging in such communications.

9. Non-Competition. By accepting this Consulting Agreement, Executive agrees that while engaged as a consultant and thereafter for a period of thirty-six (36) months following the expiration of the Consulting Period (the “Restricted Period”), he will not accept employment with or provide consulting services to any bank, bank-affiliated broker-dealer, financial services provider, investment firm, or other entity that competes with any current or contemplated line of business of MBC that has any offices or operations in any of MBC’s footprint states and any additional footprint states for MBC that may arise from mergers or acquisitions, corporate reorganizations, or related activities during his engagement with MBC and thereafter during the Restricted Period (“Competitive Opportunity”). Executive agrees and acknowledges that for purposes of this Paragraph and any Competitive Opportunity, “employment” shall mean that he is engaged as an agent, employee (including self-employment), director, owner, partner or consultant by (i) any bank, bank-affiliated broker-dealer, financial services provider, investment firm, or other entity that competes with any line of business of MBC; or (ii) any employer that provides consulting or other advisory services to any bank, bank-affiliated broker-dealer, financial services provider, investment firm, or other entity that competes with any line of business of MBC.

Executive acknowledges and agrees that he is required to consult with MBC’s Chief Human Resources Officer regarding any opportunity that could be considered a Competitive Opportunity (as described above) that he is considering during his engagement with MBC or during the Restricted Period and that he will not accept any such Competitive Opportunity without obtaining the express written consent of MBC’s Chief Human Resources Officer. Executive further agrees that MBC’s Chief Human Resources Officer will have absolute discretion as to the determination of whether the contemplated competitive employment opportunity is prohibited by Executive’s non-competition obligations to MBC and the Chief Human Resources Officer may not unreasonably withhold consent. Executive acknowledges and agrees that the time period, geographic scope, and scope of services covered by this non-competition provision are reasonable in light of his role and the confidential and proprietary information to which he had access while employed by MBC and during the Consulting Period. Executive also acknowledges and agrees that by virtue of his position as a key executive of MBC, he has been in a unique and singular position to learn competitively-sensitive and highly confidential business strategies, financial information, forecasts, information relating to mergers and acquisitions, contemplated geographies and lines of business for future planning, contracts contemplated or under negotiation, and other significant Confidential Information, which could cause irreparable damage and harm to MBC were he permitted to compete against it.

10. Non-Solicitation. By accepting this Consulting Agreement, Executive agrees that while engaged by MBC and during the Restricted Period, he will not, either directly or indirectly:

(a) Solicit, encourage, or induce or attempt to solicit, encourage or induce any person employed by MBC (or was employed by MBC during the six (6) month period prior the date of such contact), to terminate his, her, or their employment with MBC or to seek or accept employment with any other person or entity; or

(b) Contact any customer of MBC for the purpose of soliciting, influencing, enticing, attempting to divert, or inducing any such customers to obtain any product or service offered by MBC from any person or entity other than MBC; or

(c) Contact any customer or prospective customer of MBC for the purpose of soliciting, influencing, enticing, attempting to divert, or inducing any such customers or prospective customers to obtain any product or service provided by MBC from any person or entity other than MBC; or

(d) Accept or provide assistance in the accepting of business from any customers or any prospective customers of MBC.

Executive acknowledges and agrees that the time period and scope of this non-solicitation provision are reasonable in light of his role and the confidential, proprietary and trade secret information to which he had access while employed by MBC and during the Consulting Period. Executive also acknowledges and agrees that by virtue of his position as a key executive of MBC, he has been in a unique and singular position to learn competitively-sensitive and highly confidential business strategies, financial information, trade secrets, forecasts, information relating to mergers and acquisitions, contemplated geographies and lines of business for future planning, contracts contemplated or under negotiation, and other significant Confidential Information (as defined below), which could cause irreparable damage and harm to MBC were he permitted to compete against it by soliciting in the manner described above.

11. Non-Disparagement. Executive acknowledges that MBC has developed and maintains a well-respected reputation and valuable banking relationships with individuals and business organizations. Executive agrees not to make any disparaging remarks at any time after signing this Agreement to anyone about MBC or its employees. Executive further agrees to refrain from any conduct, activity, or conversation that is intended to or does interfere with or disparage the relationships between MBC and its employees, customers, prospective customers, suppliers or others.

12. Assignment. The rights and obligations of MBC under this Consulting Agreement will be assignable to, will inure to the benefit of, and will be binding upon, MBC’s successors and assigns. This Consulting Agreement is personal to Executive and shall not be assigned by Executive. Any purported assignment by Executive shall be null and void from the initial date of the purported assignment.

13. Governing Law and Exclusive Jurisdiction. Notwithstanding any particular state’s conflict of laws rules or provisions and to the extent permitted by federal law, this Consulting Agreement shall be interpreted, construed, and enforced pursuant to and in accordance with the laws of the State of Ohio. The Parties agree to submit all disputes arising out of or in connection with this Consulting Agreement to the exclusive jurisdiction of an appropriate court having jurisdiction over Geauga County, Ohio. Executive expressly consents to the personal jurisdiction of such a court for any lawsuit filed there against him by MBC arising from or relating to this Consulting Agreement. Notwithstanding the general requirements stated earlier in this Paragraph, Executive agrees that MBC, and only MBC, at its sole discretion, may seek injunctive or other equitable relief to enforce the terms of this Consulting Agreement in any court of competent jurisdiction.

14. Severability. If any provision of this Consulting Agreement is held by a court to be enforceable only if modified, or if any portion of this Consulting Agreement is held as unenforceable and stricken, such a holding will not affect the validity of the remainder of this Consulting Agreement, the balance of which will continue to be binding on the Parties.

The Parties further agree that any such court is expressly authorized to modify any unenforceable provision of this Consulting Agreement in lieu of severing the unenforceable provision from this Consulting Agreement in its entirety, whether by rewriting the offending provision or modifying its scope, deleting any or all of the offending provision, adding additional language to this Consulting Agreement, or by making any other modifications as it deems warranted to carry out the intent and agreement of the Parties as expressed to the maximum extent permitted by law. The Parties agree that any modification made by a court will become a part of this Consulting Agreement and treated as though originally set forth herein.

The Parties expressly agree that this Consulting Agreement as so modified by the court will be binding upon and enforceable against each of them. If one or more of the provisions of this Consulting Agreement is held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Consulting Agreement, and if the provision or provisions are not modified as provided above, this Consulting Agreement will be construed as if the invalid, illegal, or unenforceable provisions had not been set forth in this Consulting Agreement.

15. Non-Waiver. No failure by any party to insist upon strict compliance with any term of this Consulting Agreement, to exercise any option, enforce any right, or seek any remedy upon any default of the other shall affect, or constitute a waiver of, the first party’s right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Consulting Agreement shall affect, or constitute a waiver of, any party’s right to demand strict compliance with all provisions of this Consulting Agreement.

16. Miscellaneous. This Consulting Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any party. This Consulting Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one single instrument. The Parties may sign by electronic signature, which signature shall be considered original.

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IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the 13th day of February, 2023.

Middlefield Banc Corp.	Donald L. Stacy
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